UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2013

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2013, FS Investment Corporation II (“FSIC II”), through its two wholly-owned, special-purpose, bankruptcy-remote subsidiaries, Lehigh River LLC (“Lehigh River”) and Cobbs Creek LLC (“Cobbs Creek”), amended its debt financing arrangement with JPMorgan Chase Bank, N.A., London Branch (“JPM”), to increase the amount of debt financing available under the arrangement from $300 million to $550 million.

In connection with the increase in the amount available under the debt financing arrangement, the aggregate market value of loans that FSIC II may sell from time to time to Lehigh River was increased from approximately $640 million to approximately $1,174 million. As of April 23, 2013, FSIC II has sold loans to Lehigh River for a purchase price of approximately $205 million, all of which consisted of the issuance to FSIC II of equity interests in Lehigh River. It is anticipated that the aggregate amount of loans held by Lehigh River when the financing arrangement, as amended, is fully-ramped will be approximately $1,174 million.

The loans held by Lehigh River will secure the obligations of Lehigh River under certain Class A Floating Rate Notes (together with the notes issued prior to April 23, 2013, the “Class A Notes”) to be issued from time to time by Lehigh River to Cobbs Creek pursuant to the Amended and Restated Indenture, dated as of February 6, 2013 and as supplemented by Supplemental Indenture No. 1, dated April 23, 2013, with Citibank, N.A., as trustee (the “Amended and Restated Indenture”). Pursuant to the Amended and Restated Indenture, the aggregate principal amount of Class A Notes that may be issued by Lehigh River from time to time was increased from $360 million to $660 million and the stated maturity date of the Class A Notes was changed from February 20, 2024 to May 20, 2024. All principal and interest on the Class A Notes will be due and payable on the stated maturity date. Cobbs Creek will purchase the Class A Notes to be issued by Lehigh River from time to time at a purchase price equal to their par value.

In connection with the increase in the amount available under the debt financing arrangement, Cobbs Creek entered into certain amendments to its repurchase transaction with JPM pursuant to the terms of a TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement and related Annex and Amended and Restated Confirmation thereto, each dated as of April 23, 2013 (collectively, the “Amended and Restated JPM Facility”). Pursuant to the Amended and Restated JPM Facility, JPM has agreed to purchase from time to time Class A Notes held by Cobbs Creek for an aggregate purchase price equal to approximately 83.33% of the principal amount of Class A Notes purchased. Subject to certain conditions, the maximum principal amount of Class A Notes that may be purchased under the Amended and Restated JPM Facility was increased from $360 million to $660 million. Accordingly, the maximum amount payable at any time to Cobbs Creek under the Amended and Restated JPM Facility was increased from $300 million to $550 million. The final repurchase transaction under the Amended and Restated JPM Facility must occur no later than May 20, 2017. Commencing May 20, 2015, Cobbs Creek is permitted to reduce (based on certain thresholds) the aggregate principal amount of Class A Notes subject to the Amended and Restated JPM Facility.

In connection with the increase in the amount available under the debt financing arrangement, the aggregate market value of loans that FSIC II may sell from time to time to Cobbs Creek was increased from approximately $180 million to approximately $330 million. The loans purchased by Cobbs Creek from FSIC II will secure the obligations of Cobbs Creek under the Amended and Restated JPM Facility. As of April 23, 2013, FSIC II has sold loans to Cobbs Creek for a purchase price of approximately $36 million, all of which consisted of the issuance to FSIC II of equity interests in Cobbs Creek.

As of April 23, 2013, Class A Notes in the aggregate principal amount of approximately $232.8 million had been purchased by Cobbs Creek from Lehigh River and subsequently sold to JPM under the JPM Facility for aggregate proceeds of approximately $194 million. During the approximately 150-day period following April 23, 2013, Lehigh River intends to issue and sell to Cobbs Creek an additional $427.2 million in aggregate principal amount of Class A Notes and Cobbs Creek intends to enter into additional repurchase transactions under the Amended and Restated JPM Facility with respect to such Class A Notes.

No other material terms of this financing arrangement with JPM changed in connection with the amendments described above.

The foregoing descriptions of the Amended and Restated Indenture, the Class A Notes and the Amended and Restated JPM Facility, as set forth in this Item 1.01, are summaries only and are each qualified in their entirety by reference to the text of the agreements which are filed as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of FSIC II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC II makes with the Securities and Exchange Commission. FSIC II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Supplemental Indenture No. 1, dated as of April 23, 2013, by and between Lehigh River LLC and Citibank, N.A., as trustee.

10.2	Lehigh River LLC Class A Floating Rate Secured Note, due 2024.

10.3	TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement, by and between JPMorgan Chase Bank, N.A., London Branch and Cobbs Creek LLC, together with the related Annex and Amended and Restated Confirmation thereto, each dated as of April 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: April 26, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Supplemental Indenture No. 1, dated as of April 23, 2013, by and between Lehigh River LLC and Citibank, N.A., as trustee.

10.2	Lehigh River LLC Class A Floating Rate Secured Note, due 2024.

10.3	TBMA/ISMA 2000 Amended and Restated Global Master Repurchase Agreement, by and between JPMorgan Chase Bank, N.A., London Branch and Cobbs Creek LLC, together with the related Annex and Amended and Restated Confirmation thereto, each dated as of April 23, 2013.